ADC
                        Anonymous Data Corporation

            INCORPORATED UNDER THE LAWS OF THIS STATE OF NEVADA
        100,000,000 SHARES COMMON STOCK AUTHORIZED, $.001 PAR VALUE
THIS
CERTIFIES                                              CUSIP 03633U 10 2
THAT                                                   SEE REVERSE FOR
                                                       CERTAIN DEFINITIONS

IS THE OWNER OF


          FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
                        Anonymous Data Corporation

     transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed.
This certificate and the shares represented hereby are subject to the laws of this State of Nevada, and to the Certificate of Incorporation and Bylaws
  of the Corporation, as now hereafter amended. This certificate is not valid unless countersigned by the Transfer Agent. WITNESS the facsimile seal of the Corporation and the signature of its duly authorized officers.

DATE

                        Anonymous Data Corporation
                              Corporate Seal
                                  Nevada
                                                  SECRETARY